Exhibit 99.1

Chordiant  Delays Filing of SEC From 10-Q for the First Quarter of Fiscal 2005 to Finalize 2004 Audit and First Quarter Financial Results

CUPERTINO, CA--(MARKET WIRE)--Feb 15, 2005 -- Chordiant Software, Inc. (NasdaqNM:CHRD - News), today announced that it is delaying the filing of its quarterly report on Form 10-Q with the Securities and Exchange Commission (SEC). As previously announced, on December 29, 2004, Chordiant's Board of Directors approved a change in the Company's fiscal year end from December 31 to September 30, and that the Company intended to file a transition report on SEC Form 10-K for the transition period, January 1, 2004 to September 30, 2004, at the same time it files its first 2005 quarterly report. However, the Company announced today that it had not completed the year-end audit or the review of its first quarter financial results. Chordiant further announced that it expects to release its financial results for the first quarter of its fiscal year 2005, ended December 31, 2004 in the next few weeks.

Chordiant said that it expects its revenue for the first quarter of fiscal 2005, ended December 31, 2004, will be within its previously announced guidance range of $22 million to $24 million, but it does not expect to meet its prior Non-GAAP earnings per share guidance of $0.00 to $0.01. On a GAAP basis, Chordiant did not give GAAP EPS guidance because of the variability of stock-based compensation expense. The Company said it expects earnings to be under pressure for the next several quarters, due in part to additional costs for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Company indicated that during the first quarter it had completed significant transactions with Barclays Group, Capital One Services, Inc., Littlewoods Retail Limited, and one of Germany's largest insurance companies, where it teamed with IBM.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications. Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability. Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

SAFE HARBOR
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, additional difficulties in completing the year-end audit of our financial statements for the fiscal year ended September 30, 2004, additional difficulties in completing and filing our quarterly report on Form 10-Q for the fiscal period ended December 31, 2004, interpretations of accounting principles which may impact the amount of revenues which may be recognized by Chordiant in the periods reported, difficulties in the implementation of our new financial information system, and difficulties in hiring and retaining staff for our finance department. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended and our Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com